Exhibit 10.1

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (the “Agreement”) is made and entered into this 22nd day of July, 2025 to be effective July 21, 2025 (the “Agreement Effective Date”) by and between Charles & Colvard, Ltd., a North Carolina Corporation having its principal office at 170 Southport Drive, Morrisville, NC 27560, on behalf of itself and its affiliates (“Company”) on the one hand, and Fusion Park, a New Jersey limited liability company having its principal office at 57 West 57th Street, 4th Floor, New York, NY 10019 (“Consultant”) on the other hand (each a “Party” and collectively, the “Parties”), who agree, for themselves, their successors and permitted assigns as follows:

1.      Services. Consultant shall provide to Company during the Term certain consulting services as further described on the attached Statement of Work, with Statement of Work #1 being attached hereto as Exhibit A (the “Services”). In performing the Services, Consultant shall comply with all applicable laws, rules and regulations and written guidelines and policies provided by Company.

2.      Compensation. For the completion of Services, Company will pay Consultant as set forth in an applicable Statement of Work.

Additionally, Consultant will receive reimbursement of reasonable, pre-approved out-of-pocket expenses incurred in the performance of Consultant’s Services on behalf of the Company.

3.      Consultant. The Parties agree that the legal relationship of Consultant to Company is strictly a consultant relationship and nothing in this Agreement shall be deemed to create a joint venture, agency, partnership, or employer-employee relationship between the Parties. Neither Party shall have any power to enter into any contract or commitment in the name of, or on behalf of, the other Party or to bind the other Party in any respect whatsoever. Consultant shall not be entitled to any benefits, rights or privileges provided by Company to its employees.

4.      Employment Taxes and Benefits. Consultant must comply with all tax laws applicable to it, including but not limited to the filing of any necessary tax returns and the payments of all income and employment taxes. Company shall not be required to withhold from fees paid hereunder any state or federal income taxes or to make payments for Social Security (“FICA”) tax, unemployment insurance, or any other payroll taxes. In the event Consultant fails to comply with applicable tax laws, Consultant will indemnify, defend and hold harmless Company and Company’s affiliates, directors, officers, employees, permitted assigns and agents (“Company Representatives”) from and against any and all obligations, actions, suits, claims, demands, settlements, judgments, damages, losses, liabilities, costs and expenses (including reasonable fees and expenses of attorneys and other professionals), of whatever type or nature incurred by Company by reason of a third party claim or assertion brought against Company and/or Company Representatives arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with fees received by Consultant pursuant to this Agreement. Neither Consultant nor its employees will be entitled to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Company’s own employees.

5.      Confidential Information. Consultant understands that during the Term, Consultant and its employees and agents may be exposed to Confidential Information. At all times during and after the Term, Consultant will retain and cause such Confidential Information to be retained in strict confidence and use it, and cause it to be used, only for purposes of this Agreement. “Confidential Information” means all information of Company or its affiliates that is not generally available to the public, whether written, oral, or computer based, including without limitation all business, financial, technical and product information, data, methods, processes, formulas, patterns, techniques, plans, Intellectual Property (as that term is defined below) and derivative works of all of the foregoing. All documents and information, including computer based information, disclosed to Consultant by Company, together with all copyrights and other proprietary rights therein, shall be and remain the exclusive property of Company and shall constitute Confidential Information, and Consultant shall return or destroy the originals and all copies thereof promptly to Company in good order without request upon completion of the Services, termination of this Agreement, or at any other time upon Company’s request. Consultant shall not copy or use or permit the use of the above-described documents or information except for the sole purpose of performing the Services. Upon any termination or expiration of this Agreement, all inventions, copyrights, or other Intellectual Property created or developed by Consultant or Consultant’s employees, associates or contractors during the course of providing the Services shall be assigned to Company.

Confidential Information of Charles & Colvard, Ltd.

All Rights Reserved

6.      Intellectual Property Ownership. "Intellectual Property" means: (i) all ideas, discoveries, inventions, trademarks, service marks, trade dress, and works of authorship owned by Company, and all enhancements, derivative works, compilations, and other modifications thereof; (ii) all Work Product, and all ideas, discoveries, inventions, trademarks, service marks, trade dress, and works of authorship included therein and created, conceived, reduced to practice, or otherwise developed in connection therewith; and (iii) all patent, trademark, copyright, moral rights, trade secret and other intellectual property rights associated with any of the subject matter in foregoing clauses (i) and (ii). “Work Product” means any and all products, methods, processes, data, information, techniques, databases, documentation, know-how, and other tangible and intangible things generated or prepared by Consultant pursuant to any applicable Statement of Work.

Company shall own all right, title, and interest in and to all Intellectual Property, and in no event does or shall this Agreement grant to Consultant or any other individual or entity, whether expressly or impliedly, any such right, title, or interest. To the extent that, by operation of law or otherwise, any right, title, or interest in Intellectual Property vests in Consultant or any Consultant personnel, Consultant hereby: (i) irrevocably, unconditionally, and without encumbrance of any kind assigns to Company and forever waives and agrees never to assert, and shall cause all such Consultant’s personnel to irrevocably, unconditionally, and without encumbrance of any kind assign to Company and forever waive and agree never to assert any and all such right, title, and interest; and (ii) agrees to execute all other documents and perform all other acts, and to cause all such Consultant personnel to execute all other writings and perform all other acts, that in Company's opinion may be necessary to establish and perfect in Company and protect, all right, title and interest, foreign and domestic, in and to the Intellectual Property. Without limiting the foregoing, to the extent subject to copyright protection in any jurisdiction, all Intellectual Property shall be considered a “work made for hire.” Consultant forever waives and agrees never to assert, and shall cause all Consultant personnel to forever waive and agree never to assert any and all moral rights in the Intellectual Property, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise, and all other similar rights regardless of whether such right is denominated or generally referred to as a “moral right.”

7.      Non-Disparagement. Consultant agrees not to make any disclosures, issue any statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to disparage Company, its officers, directors, its business, services, products or personnel.

Confidential Information of Charles & Colvard, Ltd.

All Rights Reserved

8.      Representations and Warranties. Consultant hereby represents and warrants that: (i) Consultant’s performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence information acquired in confidence prior to Consultant’s engagement hereunder; (ii) neither Consultant nor Consultant’s employees, have entered into, and will not enter into, any agreement either written or oral in conflict herewith; (iii) Consultant has full power, authority and right to execute and deliver this Agreement, has full power and authority to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution and delivery of this Agreement; (iv) Consultant has all necessary licenses, permits and registrations, if any, and will perform Services in compliance with all applicable federal, state and local laws, rules and regulations; and (v) Consultant’s provision of the Services and performance under this Agreement will not infringe the intellectual property rights of any third party.

9.      Term and Termination. The term of this Agreement shall commence on the Agreement Effective Date and shall continue thereafter for a period of one (1) year (the “Initial Term”). Either Party may terminate this Agreement and/or any Statement of Work at any time upon thirty (30) days’ written notice to the other Party. Upon termination by Company, its sole obligation to Consultant shall be to pay to Consultant for Services performed through the date of termination. Sections 4-7 and 9-13 shall survive any termination or expiration of this Agreement.

10.      Insurance. Consultant agrees to maintain liability, workers’ compensation, professional liability (errors and omissions) and/or other insurance in such amounts and with such carriers as Company may reasonably request, each of which policies shall, upon request of Company, name Company as an additional insured.

11.      Indemnification. Consultant shall indemnify, defend, and hold harmless Company and Company Representatives from any and all claims, losses, damages, liabilities, obligations, actions, suits, demands, settlements, judgments, costs and expenses (including reasonable attorneys’ fees) of whatever type or nature incurred by Company and/or Company Representatives by reason of a third-party claim or assertion brought against Company and/or Company Representatives arising out of or related to: (i) Consultant’s gross negligence, willful misconduct and/or fraud; (ii) a breach by Consultant of Sections 4, 5, 6 and/or 8 of this Agreement; and (iii) allegations of intellectual property infringement in conjunction with Consultant’s performance of the Services and Company’s use and ownership of the Intellectual Property.

12.      Limitation of Liability. In no event shall Company be liable for special, indirect, incidental or consequential damages under or in connection with this Agreement or the Services, including without limitation lost profits, to the full extent such may be disclaimed by law, even if Company has been advised of the possibility of such damages. In no event shall Company’s aggregate liability exceed the amounts paid and/or payable under the Statement(s) of Work giving rise to such liability.

13.      Other Terms and Conditions. Consultant represents and warrants that each employee, agent, or sub-consultant who performs work under this Agreement has been informed of the obligations contained herein and has agreed in writing to be bound by and will comply with them (Company shall be a third-party beneficiary of such agreement and Consultant shall provide Company with copies of such writings). Neither this Agreement nor any of the rights or obligations hereunder may be assigned, transferred or subcontracted by either Party without the prior written consent of the other Party. This Agreement constitutes the full understanding of the Parties and a complete statement of the terms of their agreement with respect to the subject matter herein and supersedes and cancels all prior agreements, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter. Neither this Agreement nor any provision hereof may be amended, changed, modified or waived except by a written instrument signed by the Parties hereto. The construction, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of law principles thereof. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby. Consultant agrees and acknowledges that Company would be damaged irreparably by Consultant's failure to perform its obligations to Company hereunder; accordingly, Company shall be entitled to enforce this Agreement by injunctive and other available relief, including, but not limited to, specific performance. Section headings are for reference purposes only and in no way affect the meaning or interpretation of this Agreement. The failure of either Party at any time to require performance of any provision shall not waive or affect the right at a later time to enforce any provision. Any notice required or permitted by this Agreement shall be in writing and deemed delivered if delivered: (a) by personal delivery when delivered, (b) by overnight courier upon written verification of receipt, (c) by telecopy or facsimile transmission when confirmed by telecopy or facsimile transmission report, (d) by certified or registered mail, return receipt requested, upon verification of receipt or (e) by email notification as long as “NOTICE” or “LEGAL NOTICE” appears in the subject line of the email and the email is set up to show a delivery confirmation. Notices must be sent to the contacts and address in the SOW, or any new address provided by the permitted notice methods, and in the case of Company, with a copy to the attention of Counsel (and, if by email, legal@charlesandcolvard.com).

Confidential Information of Charles & Colvard, Ltd.

All Rights Reserved

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Agreement Effective Date specified above.

CHARLES & COLVARD, LTD.		Fusion Park LLC

By:	/s/ Neal Goldman	By:	/s/ James Tu

Name: Neal Goldman		Name: James Tu

Title: Director		Title: Managing Partner

Confidential Information of Charles & Colvard, Ltd.

All Rights Reserved

EXHIBIT A

Statement of Work

This Statement of Work #1 (“SOW #1”) is made as of July 22, 2025 to be effective as of July 21, 2025 (the “SOW #1 Effective Date”) by and between Charles & Colvard, Ltd., (“Company”) and Fusion Park LLC (“Consultant”). This SOW #1 is subject to and governed by the Consultant Agreement dated July 22, 2025 to be effective as of July 21, 2025 between the Parties (the “Agreement”), and all the terms and conditions of which shall be incorporated by reference herein. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1.	Description of Services. Consultant shall provide the following consulting services (“Services”) to Company pursuant to this SOW #1, including the following:

a.	Chair the Board of Directors; and

b.	Lead and oversee Company’s reorganization and restructuring, executive performance evaluation and planning, strategic partnerships and expansion, capital allocation and planning, investor relations and company uplisting (back to Nasdaq) initiatives.

2.	Term. The time for performance of Services under this SOW #1 is one year from the SOW #1 Effective Date, unless otherwise extended or terminated as provided for in the Agreement.

3.	Fees/Rates. The Company shall pay Consultant as set forth below:

a.	Fifteen thousand dollars ($15,000.00) initial engagement fees, due upon signing of the Agreement;

b.	Fifteen thousand dollars ($15,000.00) per month, payable in arrears every two (2) weeks; and

c.	An appropriate equity award to be granted within thirty (30) days of execution of the Agreement and this SOW #1.

For the avoidance of doubt, Consultant will not receive additional Board of Director-related compensation outside of the Agreement.

4.	General. This SOW #1 together with the Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede any and all prior or collateral agreements with respect to the subject matter hereof. In the event of a direct conflict between the Agreement and this SOW #1, the terms of this SOW #1 shall control.

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Confidential Information of Charles & Colvard, Ltd.

All Rights Reserved

IN WITNESS WHEREOF, the Parties have executed this SOW #1 as of July 22, 2025.

CHARLES & COLVARD, LTD.		Fusion Park LLC

By:	/s/ Neal Goldman	By:	/s/ James Tu

Name: Neal Goldman		Name: James Tu

Title: Director		Title: Managing Partner

Confidential Information of Charles & Colvard, Ltd.

All Rights Reserved